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                       FIRST AMENDMENT TO CREDIT AGREEMENT

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                                      among

                             LILLY INDUSTRIES, INC.

                             an Indiana corporation


                          the Lenders Signatory Hereto


                                       and


                            NBD Bank, N.A., as Agent




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                           Dated as of April 14, 1998


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                                TABLE OF CONTENTS


PART I.     AMENDATORY PROVISIONS............................................1

                  SECTION 1         Definitions............................. 1
                                    1.1     Defined Terms................... 1

                  SECTION 3         Change in Circumstances................. 4
                                    3.4.  Funding Indemnification........... 4

PART II.   CONTINUING EFFECT................................................ 4

PART III.  INDEPENDENT CREDIT DECISION...................................... 5

PART IV.   CONDITIONS PRECEDENT.............................................5 g


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                       FIRST AMENDMENT TO CREDIT AGREEMENT


         THIS FIRST AMENDMENT made as of the 14th day of April, 1998, by and among LILLY INDUSTRIES, INC., an Indiana corporation (the "Borrower"), the LENDERS party hereto, and NBD BANK, N.A., a national banking association, as agent for the Lenders hereunder (in such capacity, the "Agent");

                              W I T N E S S E T H:

         WHEREAS, as of October 24, 1997, the parties hereto entered into a certain Credit Agreement (the "Agreement"); and

         WHEREAS, the Borrower has requested changes in the method in which the commitment fee and the incremental margin are calculated and in the calculation of break funding charges and the Lenders have consented to such changes subject to and as provided in this First Amendment;

         NOW, THEREFORE, in consideration of the premises, and the mutual promises herein contained, the parties agree that the Agreement shall be, and it hereby is, amended as provided herein and the parties further agree as follows:


                          PART I. AMENDATORY PROVISIONS


                                    SECTION 1

                                   Definitions

1.1      Defined Terms.

         Section 1.1 of the Agreement is hereby amended by substituting the following definitions in lieu of the like existing definitions:

                  "Applicable Commitment Fee" means, on any date, the fee payable to the Agent for the pro rata benefit of the Lenders, which fee shall be based upon the Ratings in effect at the close of business on such date in accordance with the table set forth below:








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                                    Ratings            Applicable Commitment Fee

         Level 1           BB or lower by S&P;                   0.250%
                           Ba2 or lower by Moody's

         Level 2           BB+ by S&P;                           0.175%
                           Ba1 by Moody's

         Level 3           BBB- by S&P;                          0.150%
                           Baa3 by Moody's

         Level 4           BBB by S&P;                           0.125%
                           Baa2 by Moody's

         Level 5           BBB+ or higher by S&P;                0.100%
                           Baa1 or higher by Moody's

         For purposes of the foregoing, (a) if both S&P and Moody's shall not have in effect a Rating, then the Applicable Commitment Fee shall be determined based on the last applicable Level (subject to the last sentence of this definition), (b) if the Ratings shall fall within different Levels, the Applicable Commitment Fee shall be based upon the higher of the two Ratings, provided that if the split is more than one full Level, the average (or the higher of two intermediate Ratings) shall be used, and (c) if any Rating shall be changed (other than as a result of a change in the rating system of the applicable Rating Agency), such change shall be effective as of the date on which it is first announced by the Rating Agency making such change. If the rating system of any Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate debt obligations or shall not have in effect a Rating, the parties hereto shall negotiate in good faith to amend this definition to reflect such changed rating system or the absence of such Rating, and pending the effectiveness of any such amendment the Applicable Commitment Fee shall be determined
         (y) by reference to the Rating from the other Rating Agency, or (z) based on the last applicable Level for a period of ninety (90) days and based on Level 1 as of the expiration of such ninety (90) day period in the event both Rating Agencies have so changed their rating systems, or have both ceased to be in the business of rating corporate debt obligations, or both shall not have in effect a Rating.

                  "Applicable Margin" means, on any date, the incremental margin to be paid by Borrower on Loans hereunder, which margin shall be based upon the Ratings in effect at the close of business on such date in accordance with the table set forth below:






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                                    Ratings              Applicable Margin

                                                       ABR Loans   Eurodollar
                                                                      Loans

         Level 1           BB or lower by S&P;             0%         0.75%
                           Ba2 or lower by Moody's

         Level 2           BB+ by S&P;                     0%         0.60%
                           Ba1 by Moody's

         Level 3           BBB- by S&P;                    0%         0.45%
                           Baa3 by Moody's

         Level 4           BBB by S&P;                     0%         0.35%
                           Baa2 by Moody's

         Level 5           BBB+ or higher by S&P;          0%         0.30%
                           Baa1 or higher by Moody's

         For purposes of the foregoing, (a) if both S&P and Moody's shall not have in effect a Rating, then the Applicable Commitment Fee shall be determined based on the last applicable Level (subject to the last sentence of this definition), (b) if the Ratings shall fall within different Levels, the Applicable Commitment Fee shall be based upon the higher of the two Ratings, provided that if the split is more than one full Level, the average (or the higher of two intermediate Ratings) shall be used, and (c) if any Rating shall be changed (other than as a result of a change in the rating system of the applicable Rating Agency), such change shall be effective as of the date on which it is first announced by the Rating Agency making such change. If the rating system of any Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate debt obligations or shall not have in effect a Rating, the parties hereto shall negotiate in good faith to amend this definition to reflect such changed rating system or the absence of such Rating, and pending the effectiveness of any such amendment the Applicable Commitment Fee shall be determined
         (y) by reference to the Rating from the other Rating Agency, or (z) based on the last applicable Level for a period of ninety (90) days and based on Level 1 as of the expiration of such ninety (90) day period in the event both Rating Agencies have so changed their rating systems, or have both ceased to be in the business of rating corporate debt obligations, or both shall not have in effect a Rating.

         Section 1.1 of the Agreement is hereby further amended by adding the following definitions:

                  "Moody's" means Moody's Investors Service, Inc.



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                  "S&P" means Standard & Poor's Ratings Services,  a division of
         McGraw-Hill Companies, Inc.

                  "Rating Agencies" means Moody's and S&P.

                  "Ratings"  means the ratings from time to time  established by
         the  Rating   Agencies  for  senior,   unsecured,   non-credit-enhanced
         long-term debt of the Borrower.


                                    SECTION 3

                             Change in Circumstances

         3.4. Funding Indemnification. Section 3.4 of the Agreement is hereby amended by substituting the following sentence in lieu of the existing third
(3rd) sentence of Section 3.4:

         In the event of a prepayment, the calculation of the cost owed to the Lenders under this Section 3.4 would be calculated using the following formula:

                            Cost = PA x (OCF-RR) x D
                            ------------------------
                                       360

         where PA is the principal amount prepaid, OCF is the original Eurodollar Rate applicable to such prepayment, RR is the Eurodollar Base Rate determined by the Agent at the time of prepayment for an interest period substantially as similar as possible to the time remaining until expiration of the applicable Eurodollar Interest Period that is subject to the prepayment, and D is the number of days remaining in the applicable Eurodollar Interest Period that is subject to the prepayment.


                           PART II. CONTINUING EFFECT

         Except as expressly modified herein:

                  (a) All terms, conditions, representations, warranties and covenants contained in the Agreement shall remain the same and shall continue in full force and effect, interpreted, wherever possible, in a manner consistent with this First Amendment; provided, however, in the event of any irreconcilable inconsistency, this First Amendment shall control;

                  (b) The representations and warranties contained in the Agreement shall survive this First Amendment in their original form as continuing representations and warranties of the Borrower; and



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                  (c) Capitalized  terms used in this First  Amendment,  and not specifically herein defined, shall have the meanings ascribed to them in the Agreement.

In consideration hereof, the Borrower represents, warrants, covenants and agrees that:

                   (aa) Each representation and warranty set forth in the Agreement, as hereby amended, remains true and correct as of the date hereof in all material respects, except to the extent that such representation and warranty is expressly intended to apply solely to an earlier date and except changes reflecting transactions permitted by the Agreement;

                  (bb)  There  currently  exists no  offsets,  counterclaims  or
         defenses  to  the  performance  of  the   Obligations   (such  offsets,
         counterclaims or defenses, if any, being hereby expressly waived);

                  (cc) There has not occurred any Default or Unmatured Default; and

                  (dd) After giving effect to this First Amendment and any transactions contemplated hereby, no Default or Unmatured Default is or will be occasioned hereby or thereby.


                      PART III. INDEPENDENT CREDIT DECISION

         Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this First Amendment.


                          PART IV. CONDITIONS PRECEDENT

         Notwithstanding anything contained in this First Amendment to the contrary, the Lenders shall have no obligation under this First Amendment until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

                  (a) Each of the conditions set forth in Section 6.2 of the Agreement shall have been satisfied;

                  (b) The Agent shall have received each of the following, in form and substance satisfactory to the Agent:

                           (i) The Loan Documents,  as amended, duly executed in
                  the form approved by the Lenders;



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                           (ii) A duly executed  certificate of the Secretary or
                  any Assistant Secretary of the Borrower (A) certifying as to attached copies of Resolutions of the Board of Directors of
                  the  Borrower   authorizing   the   execution,   delivery  and
                  performance of the Loan Documents, as amended, and any other documents provided for in this First Amendment to which the Borrower is a party, (B) certifying the names of the officer
                  or  officers  authorized  to  sign,  respectively,   the  Loan
                  Documents, as amended, and any other documents provided for in this First Amendment to which the Borrower is a party, and containing a sample of the true signature of each such officer, and (C) certifying as complete and correct as to attached copies of the Articles of Incorporation and By-Laws
                  of  the  Borrower  or   certifying   that  such   Articles  of
                  Incorporation or By-Laws have not been amended (except as shown) since the previous delivery thereof to the Agent; and

                  (c) All legal matters incident to this First Amendment shall be reasonably satisfactory to the Agent and its counsel.

         IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have caused this First Amendment to be executed by their respective officers duly authorized as of the date first above written.





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                                SIGNATURE PAGE OF
                             LILLY INDUSTRIES, INC.
                                       TO
                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT







                                     LILLY INDUSTRIES, INC.



                                     By: /s/ John C. Elbin
                                        ----------------------------------------
                                          John C. Elbin, Chief Financial Officer
                                             and Secretary









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                                SIGNATURE PAGE OF
                                 NBD BANK, N.A.,
                                       TO
                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT







                                           NBD BANK, N.A.,
                                           individually and as Agent


                                           By: /s/ Dennis L. Bassett
                                              ----------------------------

                                           Its: Senior Vice President
                                              ----------------------------



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                                SIGNATURE PAGE OF
                              BANK ONE, INDIANA, NA
                                       TO
                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT








                                           BANK ONE, INDIANA, NA


                                           By: /s/ Brian D. Smith
                                              ----------------------------

                                           Its: Vice President
                                              ----------------------------

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                                SIGNATURE PAGE OF
                            FIRST UNION NATIONAL BANK
                                       TO
                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT







                                           FIRST UNION NATIONAL BANK


                                           By: /s/
                                              ----------------------------

                                           Its: Senior Vice President
                                              ----------------------------


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                                SIGNATURE PAGE OF
                          HARRIS TRUST AND SAVINGS BANK
                                       TO
                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT







                                           HARRIS TRUST AND SAVINGS BANK


                                           By: /s/ Peter Krawchuk
                                              ----------------------------

                                           Its: Vice President
                                              ----------------------------



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                                SIGNATURE PAGE OF
                          KEYBANK NATIONAL ASSOCIATION
                                       TO
                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT







                                           KEYBANK NATIONAL ASSOCIATION


                                           By: /s/ Frank J. Jancar
                                              ----------------------------

                                           Its: Vice President
                                              ----------------------------

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                                SIGNATURE PAGE OF
                          NATIONAL CITY BANK OF INDIANA
                                       TO
                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT







                                           NATIONAL CITY BANK OF INDIANA


                                           By: /s/ Frank B. Meltzer
                                              ----------------------------

                                           Its: Vice President
                                              ----------------------------


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                                SIGNATURE PAGE OF
                           BANK OF AMERICA N.T. & S.A.
                                       TO
                       FIRST AMENDMENT TO CREDIT AGREEMENT







                                           BANK OF AMERICA N.T. & S.A.


                                           By: /s/ Paul B. Higdon
                                               -----------------------------

                                           Its: Managing Director
                                                ----------------------------



















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